Exhibit 99.1

5000 Philadelphia Way • Lanham • Maryland • 20706-4417 • U.S.A.

Telephone: 301.731.4233 • Fax: 301.731.9606 • Internet: sales@integ.com • Web: http://www.integ.com

FOR IMMEDIATE RELEASE

Integral Systems Announces Financial Results

for the First Quarter of Fiscal Year 2009

Management reaffirms its outlook for the fiscal year

Lanham, Md., February 3, 2009 — Integral Systems, Inc. (NASDAQ-ISYS) (“Company”) today reported financial results for the first quarter of fiscal 2009. Revenue for the quarter was $38.5 million, up $4.5 million or 13.3% from the first quarter of fiscal 2008. Gross profit for the quarter was $13.4 million (34.9% of revenue), up $0.9 million or 7.0% from $12.5 million (36.9% of revenue) from the first quarter of fiscal 2008.

Income from operations for the first quarter of 2009 was $1.3 million compared to $5.3 million for the first quarter of the last fiscal year. Net income was $1.0 million in the first quarter of 2009 ($0.06 per diluted share) compared to $5.1 million ($0.27 per diluted share) for the first quarter of fiscal 2008. Net income, income from operations and earnings per share were significantly impacted in the first quarter of fiscal 2009 as a result of several costs that the Company considers to be out of the ordinary. The results for the first quarter of 2009 include approximately $2.3 million of accounting, legal, and consulting fees that are included in Selling, General and Administrative (SG&A) costs associated with the first audit of the Company conducted by Ernst & Young LLP and the restatement of the Company’s financial statements for the first three quarters of fiscal 2008 and various corporate governance activities.

The results for the first quarter of fiscal 2009 also include approximately $0.6 million of business development costs as the Company continues to invest in future business opportunities, particularly in the national security and intelligence communities, and approximately $0.8 million of increased non-cash stock compensation costs. The results for the first quarter of fiscal 2008 included a $1.6 million non-recurring tax credit for research and development costs related to prior fiscal years, which also contributed to the higher earnings in the first quarter of 2008 compared to the first quarter of 2009. These costs are reflected primarily in the Company’s SG&A expenses and have been factored into management’s projections for fiscal 2009.

“We are pleased that our year-over-year revenue growth continued to expand in the first quarter and we are focused on ensuring that we continue to effectively grow our business and manage costs toward achieving our outlook,” commented John Higginbotham, Chief Executive Officer.

Management expects that revenue will continue to grow over the prior year due to a solid backlog position and increased business development efforts. Costs associated with the recent transition of auditors and the 2008 fiscal year-end close are completed and major infrastructure development efforts initiated in 2008 are nearing completion. The Company has a lower number of outstanding shares in 2009 than in 2008 (after adjusting for the 2:1 stock split effected as of August 25, 2008) due to share repurchases executed in 2008. As a result of these factors, growth initiatives and ongoing cost containment, management is reaffirming the Company’s earnings projection for fiscal 2009 of approximately $176 million of revenue and $1.01 of income on a per share basis.

Mr. Higginbotham and Mr. Bambarger, the Company’s Chief Executive Officer and Chief Financial Officer, respectively, will host a conference call today, February 3, 2009, at 9:00 AM ET. The call will last approximately one hour and will feature John Higginbotham, Integral’s Chief Executive Officer and Bill Bambarger, Integral’s Chief Financial Officer. Interested parties are invited to join the call by calling 800.920.5541, ID number 21413734. A replay of the conference call can be heard from 11:00 AM ET Tuesday, February 3, 2009 through 11:00 AM ET Thursday, February 5, 2009 by dialing 800-633-8284 or 402-977-9140. Ask for reservation number 21413734.

The Company’s 2009 Annual Meeting of Stockholders (the “Annual Meeting”) will be held at the Company’s offices located at 5000 Philadelphia Way, Lanham, Maryland, at 10:00 a.m., on February 26, 2009. All stockholders are cordially invited to attend the Annual Meeting in person.

ABOUT INTEGRAL SYSTEMS

Integral Systems, Inc., applies more than 25 years experience developing innovative satellite communication systems for its government and commercial customers. Integral provides cost-effective solutions for ground, air, and space communications by integrating solutions from its subsidiary companies – SAT Corporation, Newpoint Technologies, Inc., Integral Systems Europe, RT Logic, and Lumistar. Customers have relied on the Integral family of companies to deliver on time and on budget for more than 250 satellite missions. Our dedication to customer service has solidified long-term relationships with the U.S. Air Force, NASA, NOAA, and nearly every satellite operator in the world. Integral Systems, Inc. is listed in Forbes’ Top 200 Small Companies in America for 2008. For more information visit www.integ.com.

Except for statements of historical facts, this news release contains forward-looking statements about the Company, including but not necessarily limited to the Company’s financial projections, all of which are based on the Company’s current expectations. There can be no assurance that the Company’s projections will in fact be achieved and these projections do not reflect any acquisitions or divestitures that may occur in the future. The forward-looking statements contained in this news release are subject to additional risks and uncertainties, including the Company’s reliance on contracts and subcontracts funded by the U.S. government, intense competition in the ground systems industry, the competitive bidding process to which the Company’s government and commercial contracts are subject, the Company’s dependence on the satellite industry for most of its revenues, rapid technological changes in the satellite industry, the Company’s acquisition strategy and those other risks noted in the Company’s SEC filings. The Company assumes no obligation to update or revise any forward-looking statements appearing in this news release.

CONTACT:	MEDIA CONTACT:
William M. Bambarger, Jr.	Kathryn J. Herr
Chief Financial Officer	Vice President, Marketing and Communications
Integral Systems, Inc.	Integral Systems, Inc.
Phone: 301.731.4233, Ext. 1244	Phone: 240.485.1081
www.integ.com	kherr@integ.com

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INTEGRAL SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

December 26, 2008 and September 30, 2008

(in thousands of dollars, except share amounts)

	December 26, 2008	September 30, 2008
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$5,518	$15,026
Accounts receivable, net of allowance for doubtful accounts	17,485	16,688
Unbilled revenues	20,584	18,656
Prepaid expenses and other current assets	3,248	2,542
Income tax receivable	4,620	4,782
Deferred contract costs	6,227	6,558
Inventory	7,923	7,237

Total current assets	65,605	71,489
Property and equipment, net	18,063	17,634
Goodwill	51,414	51,414
Other assets	7,868	6,666

Total assets	$142,950	$147,203

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,197	$7,163
Accrued expenses	12,928	16,650
Deferred revenue	12,542	12,403

Total current liabilities	29,667	36,216
Other non-current liabilities	1,080	946

Total liabilities	30,747	37,162
Stockholders’ equity:
Common stock, $.01 par value, 80,000,000 shares authorized, and 17,254,334 and 17,246,034 shares issued and outstanding at December 26, 2008 and September 30, 2008, respectively	173	173
Additional paid-in capital	63,721	62,608
Retained earnings	48,274	47,249
Accumulated other comprehensive income	35	11

Total stockholders’ equity	112,203	110,041

Total liabilities and stockholders’ equity	$142,950	$147,203

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INTEGRAL SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED STATEMENTS OF OPERATIONS

(in thousands of dollars, except per share amounts)1

	Three Months Ended
	December 26, 2008	December 31, 2007
	(Unaudited)
Contract revenue	$38,470	$33,960
Cost of revenue	25,049	21,412

Gross profit	13,421	12,548

Operating Expenses:
Selling, general & administrative	11,526	6,520
Research & development	595	710

Total operating expense	12,121	7,230

Income from operations	1,300	5,318
Other income	7	(65)

Income before income tax	1,307	5,253

Provision for income taxes	282	201

Net income	$1,025	$5,052

Weighted average number of common shares—Basic	17,266	18,762

Earnings per share—Basic	$0.06	$0.27

Weighted average number of common shares—Diluted	17,441	18,863

Earnings per share—Diluted	$0.06	$0.27

[1]	Share and per share information reflects the 2:1 stock split effected as of August 25, 2008.

INTEGRAL SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands of dollars, except per share amounts)

	Three Months Ended
	December 26, 2008	December 31, 2007
	(unaudited)
Contract revenue:
Government Systems	$18,022	$15,442
Commercial Systems	6,109	5,326
Space Communications Systems	16,052	14,336
Elimination of intersegment sales	(1,713)	(1,144)

Total contract revenue	38,470	33,960

Cost of revenue:
Government Systems	13,750	11,419
Commercial Systems	4,723	3,331
Space Communications Systems	8,289	7,902
Elimination of intersegment sales	(1,713)	(1,240)

Total cost of revenue	25,049	21,412

Gross profit:
Government Systems	4,272	4,023
Gross Margin	23.7%	26.1%
Commercial Systems	1,386	1,995
Gross Margin	22.7%	37.5%
Space Communications Systems	7,763	6,434
Gross Margin	48.4%	44.9%
Elimination of intersegment sales	—	96

Total gross profit	13,421	12,548

Gross Margin	34.9%	36.9%

Operating expense:
Government Systems	5,430	3,430
Commercial Systems	1,122	1,139
Space Communications Systems	5,569	2,661
Elimination of intersegment sales	—	—

Total operating expense	12,121	7,230

Income from operations:
Government Systems	(1,158)	593
Operating margin	-6.4%	3.8%
Commercial Systems	264	856
Operating margin	4.3%	16.1%
Space Communications Systems	2,194	3,773
Operating margin	13.7%	26.3%
Elimination of intersegment sales	—	96

Total income from operations	1,300	5,318

Operating margin	3.4%	15.7%